Exhibit 10.2
MARKETAXESS HOLDINGS INC.
RESTRICTED STOCK AGREEMENT
          THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the 5th day of March, 2008, by and between MarketAxess Holdings Inc., a Delaware corporation with its principal office at 140 Broadway, 42nd Floor, New York, New York 10005 (the “Holdings”), and [                                        ]1 (the “Seller”).
          WHEREAS, pursuant to that certain Stock Purchase and Investment Agreement, dated as of the date hereof, by and among MarketAxess Technologies Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Buyer”), Greenline Financial Technologies, Inc., an Illinois corporation (“GFT”), the Sellers party thereto (including the Seller) and the Sellers’ Representative (the “Stock Purchase Agreement”), Buyer is purchasing the New Company Shares from GFT and the Shares from the Shareholders (capitalized terms used but not defined in this Agreement have the meanings given to them in the Stock Purchase Agreement);
          WHEREAS, in consideration the Shareholders’ sale of the Shares to Buyer, and the cancellation of the Employee Options by the Option Holders, Buyer is making certain cash payments to the Sellers, and, subject to the terms, conditions and restrictions set forth herein, Holdings has agreed to issue to the Sellers the number of Restricted Shares determined by dividing $7,000,000 by the Closing Share Price; and
          WHEREAS, the Restricted Shares are subject to certain terms, conditions and restrictions, and the Seller is willing to accept the Restricted Shares, subject to such terms, conditions and restrictions as set forth herein.
          NOW, THEREFORE, Holdings and the Seller agree as follows:
          1. Issuance of Shares. Upon the terms and subject to the conditions set forth in this Agreement, Holdings hereby issues [                    ] Restricted Shares to the Seller (the “Seller Shares”). Holdings shall hold for the benefit of the Seller the actual certificates representing the Seller Shares in accordance with Section 2 below.
          2. Delivery of Certificates. Subject to Section 3 and Section 4 below, on each of December 20, 2008 and December 20, 2009 (or if either date is not a Business Day, the first Business Day thereafter), Holdings shall deliver to the [Sellers’ Representative, on behalf of the Seller][Seller]2 a certificate representing one-half of the Seller Shares (as adjusted for stock splits, stock combinations and similar events). [The Seller hereby consents to and authorizes the delivery by Holdings of the certificates representing the Seller Shares to the Sellers’ Representative in accordance with this Agreement.]3 Holdings shall deliver on December 20,

[1]	To include name of seller and if seller is an individual, the seller’s home address or if seller is an entity, the type of entity and its state of formation/incorporation

[2]	For UBS entities

[3]	Delete for UBS entities

2009 (or if such date is not a Business Day, the first Business Day thereafter) to the [Sellers’ Representative, on behalf of the Seller][Seller]4 all RS Property (as defined below), if any, or certificates representing RS Property, if any, as adjusted for stock splits, stock combinations and similar events, if applicable.
          3. Restrictions on Transfer. The Seller acknowledges and agrees that the Seller shall have no right to and shall not effect any transfer, sale, assignment, disposition, pledge, encumbrance or mortgage (including any hedging transaction), directly or indirectly, with respect to any of the Seller Shares (a “Share Transfer”) unless and until Holdings delivers to the [Sellers’ Representative, on behalf of Seller][Seller] the certificate or certificates representing the Seller Shares pursuant to Section 2, in which case the Seller shall have the right to effect a Share Transfer with respect to only the Seller Shares represented by the certificate or certificates delivered to the [Sellers’ Representative, on behalf of Seller][Seller] by Holdings and any such Share Transfer shall be made in accordance with the terms and conditions of this Agreement, the Stock Purchase Agreement and all Applicable Laws. In the event that the Seller effects a Share Transfer prior to the date that the certificate or certificates representing the applicable Seller Shares have been delivered to the [Sellers’ Representative, on behalf of Seller][Seller] as provided in Section 2, such Share Transfer shall be null and void and the Seller shall promptly deliver to Holdings a number of Seller Shares equal to the number of Seller Shares so transferred at a cost of $0.01 per share.
          4. Indemnity. The Seller shall defend, indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Losses incurred or suffered by any of them arising out of or resulting from any breach or misrepresentation of any representation or warranty or breach of any covenant set forth in this Agreement by the Seller. Notwithstanding anything to the contrary contained herein, the Seller hereby authorizes and directs Holdings to cancel all or any portion of the Seller Shares that have not been delivered to the Seller to satisfy any indemnification obligation of the Seller pursuant to and in accordance with Section 9.7(a) of the Stock Purchase Agreement and/or this Section 4.
          5. Rights as a Holder of Restricted Stock. From and after the date hereof, the Seller shall have, with respect to the Seller Shares, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the Seller Shares, to receive and retain all cash dividends payable to holders of shares of record on and after the issue date and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Seller Shares, with the exceptions that (i) as provided in Section 2, the Seller shall not be entitled to delivery of the stock certificate or certificates representing the Seller Shares until such Seller Shares are no longer subject to the restrictions set forth in this Agreement; (ii) Holdings (or its designated agent) will retain custody of the stock certificate or certificates representing the Seller Shares and any other non-cash property (“RS Property”) issued in respect of the Seller Shares, including non-cash stock dividends at all times while such Seller Shares are subject to the restrictions set forth in this Agreement; (iii) no RS Property will bear interest or be segregated in separate accounts; and (iv) the Seller shall not, directly or indirectly, effect a Share Transfer of the Seller Shares in any manner whatsoever.

[4]	For UBS entities

          6. Piggyback Registration. In the event that (i) Holdings proposes to register (including, for this purpose, a registration effected by Holdings for any of its stockholders other than the Seller) any of its securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) in connection with the public offering of such securities solely for cash, and (ii) Holdings determines, in its sole discretion that the inclusion of Restricted Stock would not adversely impact the proposed registration or any related transaction or activity, Holdings shall give the Sellers’ Representative, on behalf of the Seller, notice of such registration and the opportunity to request that the Restricted Stock (up to a maximum amount determined by Holdings in its discretion) be included in such registration statement on customary terms and on substantially the same terms and conditions on which other shares are included under the registration. Upon the request of the Seller given within ten (10) days after notice is given by Holdings to the Sellers’ Representative, Holdings shall, subject to the provisions of this Section 6, cause to be registered all of the applicable Seller Shares that the Seller has requested to be included in such registration. Holdings shall have the right to terminate or withdraw any registration initiated by it under this Section 6 before the effective date of such registration, whether or not the Seller has elected to include any of the Seller Shares in such registration, and Holdings shall have no obligation under this Section 6 to undertake any registration of securities at any time. It shall be a condition precedent to the obligations of Holdings to take any action pursuant to this Section 6 with respect to the Seller Shares that the Seller furnish to Holdings such information regarding itself, the Seller Shares held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Seller Shares. The Seller shall bear all of the Seller’s costs and expenses (including selling expenses) incurred in connection with registrations, filings, or qualifications of the Seller Shares pursuant to this Section 6. Holdings shall have the right to request and promptly receive from the Seller any incremental costs associated with the inclusion of the Seller Shares under any registration statement. The Seller’s right to request registration or inclusion of the Seller Shares in any registration pursuant to this Section 6 shall terminate when all of the Seller Shares could be sold within a three month period under Rule 144 of the Securities Act. Notwithstanding anything to the contrary contained in this Section 6, this Section 6 shall only apply to Restricted Stock as to which certificates have been delivered to the [Sellers’ Representative, on behalf of Seller][Seller] in accordance with Section 2 above.
          7. Legend. The Seller agrees to the imprinting, so long as is required by this Section 7, of the following legends on any certificate or certificates evidencing the Seller Shares (with such corrections or changes thereto as may be agreed by the Sellers’ Representative and Holdings):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

Certificates evidencing Seller Shares shall not be required to contain such legend or any other legend (i) following any sale of such Restricted Stock under any registration statement effective under the Securities Act or pursuant to Rule 144 of the Securities Act or (ii) if such Seller Shares is eligible for sale under Rule 144(k) of the Securities Act. At such time as a legend is no longer required for any Seller Shares, Holdings will, upon the request of the Seller and upon delivery by the Seller to Holdings or the transfer agent of Holdings a legended certificate representing such Seller Shares and, if reasonably requested by Holdings, a legal opinion reasonably satisfactory to Holdings regarding the removal of such legend, promptly deliver or cause to be delivered to the Seller a certificate representing such Restricted Stock that is free from all restrictive and other legends.
          8. Securities Representations. The Seller Shares are being issued to the Seller and this Agreement is being made by Holdings in reliance upon the following express representations and warranties of the Seller. The Seller acknowledges, represents and warrants that:
          (a) The Seller is acquiring the Seller Shares for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Seller has no present intention of selling, granting participation in, or otherwise distributing the same. The Seller does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer or grant participations to such Person, or to any third party, with respect to any of the Seller Shares to be acquired by the Seller.
          (b) The Seller understands that the Seller Shares have not been registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act, and that the Seller’s reliance on such exemption is predicated in part on the representations set forth herein.
          (c) The Seller understands that the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock of Holdings, (ii) adequate information concerning Holdings is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Seller Shares may be made only in limited amounts in accordance with such terms and conditions.
          (d) The Seller has (i) been provided with and has had a reasonable opportunity to review copies of the reports and other information set forth on Appendix 1; and (ii) been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of Holdings concerning the terms and conditions of the issuance of the Seller Shares pursuant to the terms of this Agreement and the merits and risks of investing in the Seller Shares; (B) access to information about Holdings and Holdings’ financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that Holdings possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to such investment.

          (e) Since November 1, 2007 the Seller has not, directly or indirectly, nor has any Person acting at the direction of the Seller, engaged in any transactions in the securities of Holdings (including, without limitation, any “short sales” as defined in Rule 3b-3 of the Securities Exchange Act of 1934, as amended, or any direct or indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), or any sales or other transactions through non-US broker dealers or foreign regulated brokers having the effect of hedging securities of Holdings).
          (f) [The Seller represents that it is an “accredited investor,” as defined under Regulation D of the Securities Act, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its purchase of the Seller Shares, and has the ability to bear the economic risks of such purchase.]5
          9. [Not an Employment Agreement. Neither the execution of this Agreement nor the issuance of the Seller Shares hereunder constitute an agreement by Holdings, Buyer, GFT or any of their direct or indirect subsidiaries to employ or to continue to employ the Seller during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Seller Shares are outstanding.]6
          10. Power of Attorney. Holdings, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Seller for the purpose of carrying out the provisions of Section 4 of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes thereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Holdings, as attorney-in-fact for the Seller, may in the name and stead of the Seller, make and execute all conveyances, assignments and transfers of the Seller Shares and the other RS Property solely for the purpose of carrying out the provisions of Section 4 of this Agreement, and the Seller hereby ratifies and confirms that which Holdings, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Seller shall, if so requested by Holdings, execute and deliver to Holdings all such instruments as may, in the judgment of Holdings, be advisable for this purpose.
          11. Miscellaneous.
          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. Holdings may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Holdings to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Seller may not assign this Agreement.

[5]	Delete if the applicable Seller is not an accredited investor.

[6]	To be included only if Seller is a continuing employee.

          (b) Other than the rights of the Seller as a holder of Common Stock, the issuance of the Seller Shares shall not affect in any way the right or power of the Board or stockholders of Holdings to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of Holdings, any merger or consolidation of Holdings or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of Holdings, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
          (c) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
          (d) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
          (e) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
          (f) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
          (g) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to Holdings shall be addressed to the Compensation Committee of the Board with a copy to General Counsel, MarketAxess Holdings Inc., 140 Broadway, 42nd Floor, New York, NY 10005.
          (h) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARKETAXESS HOLDINGS INC.

Richard M. McVey, Chief Executive Officer

SELLER:

Name

APPENDIX 1

•   MarketAxess 10-K Filing, dated 3/14/2007

•   MarketAxess 10-K Filing, dated 3/3/2008

•   MarketAxess 10-Q Filing, dated 5/10/2007

•   MarketAxess 10-Q Filing, dated 8/2/2007

•   MarketAxess 10-Q Filing, dated 11/02/2007

•   MarketAxess 8-K Filing, dated 4/30/2007

•   MarketAxess 8-K Filing, dated 5/2/2007

•   MarketAxess 8-K Filing, dated 6/1/2007

•   MarketAxess 8-K Filing, dated 7/31/2007

•   MarketAxess 8-K Filing, dated 8/1/2007

•   MarketAxess 8-K Filing, dated 10/31/2007

•   MarketAxess 8-K Filing, dated 1/15/2008

•   MarketAxess 8-K Filing, dated 2/6/2008

•   Current Draft of Stock Purchase Agreement

•   MarketAxess Amended and Restated Certificate of Incorporation

•   MarketAxess Amended and Restated Bylaws